EXHIBIT 16.1

                                                         Date: December 20, 2005

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

            We have read the statements made by Ashlin Development Corporation (copy attached) which we understand will be filed with the Commission pursuant to Item 4.01 of Form 8-K as part of the Company's 8-K report to be dated on or about the date of this letter. We agree with the statements concerning our firm in such Form 8-K.

                                                     Very truly yours,

                                                     DASZKAL BOLTON LLP


                                                     By:
                                                         -----------------------
                                                     Name:
                                                     Title:


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